EXHIBIT 16.1

March 21, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street, N.E.
Washington, DC 20549

Re: Horsehead Holding Corp.
File No. 001-33658

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Horsehead Holding Corp. (Registrant) dated March 15, 2016, and agree with the statements concerning our Firm contained under Item 4.01(a) therein.

Very truly yours,

/s/ Grant Thornton LLP